SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

     Filed by the Registrant                      [ X ]

     Filed by a Party other than the Registrant   [   ]

     Check the appropriate box:

     [   ]     Preliminary Proxy Statement

     [   ]     Confidential, for Use of the Commission Only (as
               permitted by Rule 14a-6(e)(2))

     [ X ]     Definitive Proxy Statement

     [   ]     Definitive Additional Materials

     [   ]     Soliciting Material Pursuant to Section 240.14a-12


                              DATARAM CORPORATION

              (Name of Registrant as Specified In Its Charter)

                                   --


     Payment of Filing Fee (Check the appropriate box):

     [ X ]     No fee required.

     [   ]     Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11

               1) Title of each class of securities to which transaction applies:

                   _______________________________________________________

               2) Aggregate number of securities to which transaction applies:


                   _______________________________________________________

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                   _______________________________________________________

               4)  Proposed maximum aggregate value of transaction:


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               5)  Total fee paid:


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          [   ]    Fee paid previously with preliminary materials

          [   ]    Check box if any part of the fee is offset as provided
                   by Exchange Act Rule 0-11(a)(2) and identify the filing
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                   Identify the previous filing by registration statement
                   number, or the Form or Schedule and the date of its filing.

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                             DATARAM CORPORATION
                           A New Jersey Corporation

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                 to be held on September 25, 2008 at 2:00 P.M.

TO THE SHAREHOLDERS OF DATARAM CORPORATION:

      The Annual Meeting of the Shareholders of DATARAM CORPORATION (the "Company") will be held at the Company's corporate headquarters at 186 Princeton Road (Route 571), West Windsor, New Jersey, on Thursday, September 25, 2008 at 2:00 p.m., for the following purposes:

     (1) To elect four (4) directors of the Company to serve until the next succeeding Annual Meeting of Shareholders and until their successors have been elected and have been qualified.

     (2) To ratify the selection of J.H. Cohn LLP as the independent certified public accountants of the Company for the fiscal year ending April 30, 2009

     (3) To transact such other business as may properly come before the meeting or any adjournments.

     Only shareholders of record at the close of business on the 8th day of August 2008 are entitled to notice of and to vote at this meeting.

                              By order of the Board of Directors
                                                Thomas J. Bitar,
                                                       Secretary

August 18 2008

The Company's 2008 Annual Report is enclosed.

  PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY
       IN THE ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED.



                                       [LOGO]


                                DATARAM CORPORATION


                                  PROXY STATEMENT
                          ANNUAL MEETING OF SHAREHOLDERS
                                 SEPTEMBER 25, 2008


     This Proxy Statement is furnished by DATARAM CORPORATION (the "Company"), which has a mailing address for its principal executive offices at P.O. Box 7528, Princeton, New Jersey 08543-7528, in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held at the Company's corporate headquarters at 186 Princeton Road (Route 571), West Windsor, New Jersey on Thursday, September 25, 2008 at 2:00 p.m. The close of business on August 8, 2008 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. This Proxy Statement was mailed to shareholders on or about August 18, 2008.

                                   VOTING RIGHTS

     On August 8, 2008 there were outstanding and entitled to vote 8,869,184 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"). Holders of the Common Stock are entitled to one vote for each share of Common Stock owned on the record date, exercisable in person or by proxy. Shareholders may revoke executed proxies at any time before they are voted by filing a written notice of revocation with the Secretary of the Company. Where a choice has been specified by the holder on the proxy, the shares will be voted as directed. Where no choice has been specified by the holder, the shares will be voted for the nominees described below and for the ratification of the selection of accountants.

     Directors are elected by a plurality of the number of votes cast. With respect to each other matter to be voted upon, a vote of a majority of the number of shares voting is required for approval. Abstentions and proxies submitted by brokers with a "not voted" direction will not be counted as votes cast with respect to each matter.

                         EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth information concerning each of the Company's executive officers:

Name                    Age     Positions with the Company
____                    ___     __________________________

John H. Freeman          59     President and Chief Executive Officer

Mark E. Maddocks         56     Vice President - Finance and
                                Chief Financial Officer

Jeffrey H. Duncan        58     Vice President - Manufacturing
                                and Engineering

Anthony Pawlik           54     Vice President - Sales

Anthony M. Lougee        47     Controller

                                        1

     John H. Freeman has been employed by the Company since May 7, 2008 when he was named President and Chief Executive Officer. Mr. Freeman has been a Director since 2005.

     Mark E. Maddocks has been employed by the Company since 1978. In 1986 he became Controller. Since 1996 he has served as Vice President-Finance and Chief Financial Officer.

     Jeffrey H. Duncan has been employed by the Company since 1974. In 1990, he became Vice President-Engineering. Since 1995, he served as Vice President-Manufacturing and Engineering.

     Anthony Pawlik has been employed as Vice President-Sales since 2006. Prior to that and since 2001 he served as Vice President of Sales, North America for High Bandwidth Access/AMIC Technology, Inc. From 1995 to 2001, he served as Director, Northeast Area Sales for Integrated Device Technology, Inc. Prior to holding these positions, Mr. Pawlik's career includes over 18 years of sales management experience with Texas Instruments and Samsung Semiconductor.

     Anthony M. Lougee has been employed by the Company since 1991, i nitially as Accounting Manager. In 2002 he was named an executive officer and currently serves as Controller, a position he has held since 1999.

                               ELECTION OF DIRECTORS

     Four (4) directors will be elected at the Annual Meeting of Shareholders by the vote of a plurality of the shares of Common Stock represented at such meeting. Unless otherwise indicated by the shareholder, the accompanying proxy will be voted for the election of the four (4) persons named under the heading "Nominees for Directors." Although the Company knows of no reason why any nominee could not serve as a director, if any nominee shall be unable to serve, the accompanying proxy will be voted for a substitute nominee.

                               NOMINEES FOR DIRECTORS

     The term of office for each director will expire at the next Annual Meeting of Shareholders and when the director's successor shall have been elected and duly qualified. Each nominee is a member of the present Board of Directors and has been elected by shareholders at prior meetings.

          Name of Nominee               Age
          _______________               ___

          John H. Freeman               59

          Thomas A. Majewski            56

          Roger C. Cady                 70

          Rose Ann Giordano             69


     John H. Freeman is an executive officer of the Company. Mr. Freeman has been an independent consultant specializing in corporate sales, marketing and operations consulting since December, 2006. Prior to that and since September, 2004 he served as the Chief Operating Officer at Taratec Development Corporation, a life sciences consulting company. Prior to that, and for more than five years, he was responsible for leading IBM's worldwide sales, marketing, and business planning for Pharmaceutical, Medical Device, and Life Sciences clients. This included IBM product sales of hardware, software, services and financing. Mr. Freeman has 30 years of executive sales and operations management experience with IBM. Mr. Freeman is a graduate of Pennsylvania State University with an M.S. in Computer Science and holds a B.A. in Mathematics from Syracuse University. Mr. Freeman has been a Director since 2005.

                                        2

     Thomas A. Majewski is a real estate developer. He is also a principal in Walden, Inc., a computer consulting and technologies venture capital firm, which he joined in 1990. Prior to 1990, he had been Chief Financial Officer of Custom Living Homes & Communities, Inc., a developer of residential housing. Mr. Majewski has been a Director since 1990.

     Roger C. Cady is a founder and principal of Arcadia Associates, a strategic consulting and mergers and acquisitions advisory firm. He was employed as Vice President of Business Development for Dynatech Corporation, a diversified communications equipment manufacturer, from 1993 to 1996. Before joining Dynatech he was a strategic management consultant for eight years. His business career has included 16 years in various engineering, marketing and management responsibilities as a Vice President of Digital Equipment Corporation, and President of two early stage startup companies. Mr. Cady has been a Director since 1996.

     Rose Ann Giordano has been President of Thomis Partners, an investing and advisory services firm, since 2002. Prior to that, and for more than five years, Ms. Giordano served as Vice President of Worldwide Sales & Marketing for the Customer Services Division of Compaq Computer Corporation. Prior to that, Ms. Giordano held a number of positions with Digital
Equipment Corporation. Ms. Giordano was the first woman Vice President and Corporate Officer of Digital Equipment Corporation. Ms. Giordano serves on the Board of Directors of TimeTrade Inc., MIT Enterprise Forum/NE, the National Association of Corporate Directors/New England and Emerson Hospital. Ms. Giordano holds a B.A. in Mathematics from Marywood College and is a graduate of the Stanford University Business School Executive Program.
Ms. Giordano has been a Director since 2005.


     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS, AND, UNLESS A SHAREHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE PROXY AGENTS NAMED THEREON INTEND SO TO VOTE.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of Common Stock beneficially owned by certain owners known by the Company to beneficially own in excess of 5% of the Common Stock, each director of the Company, each named executive officer and ten directors and executive officers collectively, as of July 25, 2008. Unless otherwise indicated, stock ownership includes sole voting power and sole investment power. No other person or group is known to beneficially own in excess of five percent (5%) of the Common Stock.

       Name of                Amount and             Percent
       Beneficial             Nature of                of
       Owner                  Beneficial Ownership   Class(1)
       ___________________    ____________________   ________

       John H. Freeman            22,000 (2)            *

       Rose Ann Giordano          22,000 (2)            *

       Thomas A. Majewski        105,250 (3)           1.2%

       Bernard L. Riley           66,000 (3)            *

       Roger C. Cady             128,700 (4)           1.4%

       Mark E. Maddocks          136,948 (5)           1.5%

       Jeffrey H. Duncan          60,880 (6)            *

       Anthony Pawlik             36,200 (7)            *

       Anthony M. Lougee          28,870 (8)            *

       Directors and             606,848 (9)           6.6%
       executive officers
       as a group (9 persons)

       Fidelity Low Priced       858,800 (10)          9.7%
       Stock Fund

       Robert V. Tarantino       799,400 (11)          8.9%

       Al Frank Management,      596,383 (12)          6.7%
       Inc.

                                        3

_________________
(1) On August 8, 2008, 8,869,184 shares were outstanding.

(2) Of this amount, 22,000 shares may be acquired by the exercise of options held.

(3) Of this amount, 56,000 shares may be acquired by the exercise of options held.

(4) Of this amount, 40,000 shares may be acquired by the exercise of options held.

(5) Of this amount, 6,000 shares are held by Mr. Maddocks' spouse, 26,207 shares are held by the Company's 401(k) Plan and 59,000 shares may be acquired upon the exercise of options held.

(6) Of this amount, 57,200 shares may be acquired by the exercise of options held and 3,680 shares are held by the Company's 401(k) Plan.

(7) Of this amount, 36,200 shares may be acquired by the exercise of options held.

(8) Of this amount, 25,875 shares may be acquired upon the exercise of options held and 2,995 shares are held by the Company's 401(k) Plan.

(9) Of this amount, 200,275 shares may be acquired by the exercise of options held by executive officers, and 174,000 shares may be acquired by exercise of options held by outside directors.

(10) As reported in a Schedule 13G/A filed February 14, 2005, this fund is advised by Fidelity Management and Research Corp. which is controlled by Edward R. Johnson, 3rd and a group consisting of members of the Edward R. Johnson, 3rd family who are the principal Class B shareholders and who are deemed to have the shared power to dispose of the Fund's shares. Each has an address at 82 Devonshire Street, Boston MA 02109.

(11) Of this amount, 17,100 shares are held by Mr. Tarantino's wife and 81,600 shares may be acquired by the exercise of options held. Mr. Tarantino's address is 57 Southfield Road, West Windsor, New Jersey 08550.

(12) As reported in a Schedule 13G filed February 13, 2008, this investment advisor holds the sole power to vote 465,908 shares and sole power to dispose of 596,383 shares. Its address is 32392 Coast Highway, Suite 260, Laguna Beach, CA 92651.

* Less than 1%.

                                        4


                                 RELATED PARTY TRANSACTIONS

     All transactions by the Company with a director or executive officer must be approved by the Board of Directors if they exceed $120,000 in any fiscal year. Apart from any transactions disclosed herein, no such transaction was entered into with any director or executive officer during the last fiscal year. Such transactions will be entered into only if found to be in the best interest of the Company and approved in accordance with the Company's Codes of Ethics, which are available on the Company web site.

                                   EXECUTIVE COMPENSATION

  Compensation Discussion and Analysis

     The Compensation Committee of our Board of Directors is comprised of all members of our Board of Directors, except the Chief Executive Officer. The compensation committee's basic responsibility is to review the performance of our management in achieving corporate goals and objectives and to ensure that our executive officers are compensated effectively in a manner consistent with our strategy and compensation practices. Toward that end, the compensation committee oversaw, reviewed and administered all of our compensation, equity and employee benefit plans and programs applicable to executive officers.

  Compensation Philosophy and Objectives

     We operate in an extremely competitive and rapidly changing industry. We believe that the skill, talent, judgment and dedication of our executive officers are critical factors affecting the long-term value of our company. Therefore, our goal is to maintain an executive compensation program that will fairly compensate our executives, attract and retain qualified executives who are able to contribute to our long-term success, induce performance consistent with clearly defined corporate goals and align our executives' long-term interests with those of our shareholders. We did not identify specific metrics against which we measured the performance of our executive officers. Our decisions on compensation for our executive officers were based primarily upon our assessment of each individual's performance. We relied upon judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer. Factors affecting our judgment include the nature and scope of the executive's responsibilities and effectiveness in leading our initiatives to achieve corporate goals.

     Mr. Freeman, our Chief Executive Officer, as the manager of the members of the executive team, assessed the individual contribution of each member of the executive team, other than himself, and, where applicable, made a recommendation to the compensation committee with respect to any merit increase in salary, cash bonus, and option awards. The compensation committee evaluated, discussed and modified or approved these recommendations and conducted a similar evaluation of Mr. Freeman's contributions to the Company.

     During 2008 and beyond, our objective will be to provide overall compensation that is appropriate given our business model and other criteria to be established by the compensation committee. Some of the elements of the overall compensation program are expected to include competitive base salaries, short-term cash incentives and long-term incentives in the form of options to purchase shares.

     We expect that our Chief Executive Officer, as the manager of the members of the executive team, will continue to assess the individual contributions of the executive team and make a recommendation to the compensation committee with respect to any merit increase in salary, cash bonus pool allocations and the award of options to purchase shares. The compensation committee will then evaluate, discuss and modify or approve these recommendations and conduct a similar evaluation of the Chief Executive Officer's contributions to corporate goals and achievement of individual goals.

  Role of Executive Officers and Compensation Consultants

     Our Chief Executive Officer supports the compensation committee in its work by providing information relating to our financial plans, performance assessments and recommendation for compensation of our executive officers. Mr. Freeman, while not a member of the compensation committee is a member of the Board of Directors. The compensation committee has not in recent years engaged any third-party consultant to assist it in performing its duties, though it may elect to do so in the future.

                                        5

  Principal Elements of Executive Compensation

     Our executive compensation program currently consists of the three components discussed below. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the relevant factors associated with each executive are reviewed on a case-by-case basis to determine the appropriate level and mix of compensation.

     Base Salaries. The salaries of our Chief Executive Officer and our other executive officers are established based on the scope of their responsibilities, taking into account competitive market compensation for similar positions based on information available to the compensation committee. We believe that our base salary levels are consistent with levels necessary to achieve our compensation objective, which is to maintain base salaries competitive with the market. We believe that below-market compensation could, in the long run, jeopardize our ability to retain our executive officers. Any base salary adjustments are expected to be based on competitive conditions, market increases in salaries, individual performance, our overall financial results and changes in job duties and responsibilities.

     Annual Bonus Compensation. We maintain an annual bonus program. The award of bonuses to our executive officers is the responsibility of the compensation committee and is determined on the basis of individual performance. The annual bonus program is designed to reward performance in a way that furthers key corporate goals and aligns the interests of management with our annual financial performance.

     Long-Term Incentive Compensation. The Company has established the 2001 Stock Option Plan (the "Plan") to provide employees of the Company long-term equity incentive compensation, which we believe is in accordance with our objective of aligning the interests of management with our long-term performance. The Plan is administered by the compensation committee. In recent years the committee has granted five year options with an option price equal to the closing market price of the common stock on the date of grant. These options become exercisable one year from the date of grant. Generally the committee does not consider the actual profits from the exercise of options awarded in the past in determining the amount of awards to be made in the future. Rather the committee focuses upon expected amounts that may be received by the executive pursuant to those options in the future.

  Share Ownership Guidelines

     We currently do not require our directors or executive officers to own a particular amount of our shares, although we do have a policy against directors or officers taking a short position in the Company's stock. The compensation committee is satisfied that the equity holdings among our directors and executive officers are sufficient at this time to provide motivation and to align this group's interests with our long-term performance.

  Perquisites

     Our executive officers participate in the same 401(k) plan, the same life and health group insurance plans and enjoy the same employee benefits plan as our other salaried employees. In addition, some of our executive officers receive an automobile allowance as described in the Summary Compensation Table.

  Post-Termination Protection and Change in Control

     We have entered into employment agreements with Messrs. Maddocks and Duncan. Each such agreement provides for the payment of one year's salary upon early termination in lieu of payments under the Company general severance policy.

                                     6

  Financial Restatements

     The compensation committee has not adopted a policy with respect to whether we will make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. Our compensation committee believes that this issue is best addressed when the need actually arises, when all of facts regarding the restatement are known.

  Tax and Accounting Treatment of Compensation

     Section 162(m) of the Internal Revenue Code places a limit subject to certain exceptions of $1 million on the amount of compensation that we may deduct from the U.S. source income in any one year with respect to our Chief Executive Officer, our Chief Financial Officer and each of our next three most highly paid executive officers.

     We account for equity compensation paid to our employees, i.e. stock option awards, under the rules of SFAS 123R, which requires us to estimate and record an expense for each award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

  Summary

     The compensation committee believes that our compensation philosophy and programs are designed to foster a performance-oriented culture that aligns our executive officers' interests with those of our shareholders. The compensation committee also believes that the compensation of our executives is both appropriate and responsive to the goal of improving shareholder value.

  Compensation Committee Report

     The following report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended
(the "Securities Act"), or the Exchange Act.

     The compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on its review and discussions, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into any Annual Report in Form 10-K filed with the SEC for the fiscal year ended April 30, 2008.


                                        Roger C. Cady, Chairman
                                        Bernard L. Riley
                                        Thomas A. Majewski
                                        Rose Ann Giordano


                                     7





Summary Compensation

     The following table sets forth the compensation paid for the fiscal years ended April
 30, 2006, 2007 and 2008 to the Company's Chief Executive Officer, the Chief Financial
Officer and the next three most highly compensated executive officers.

                                  SUMMARY COMPENSATION TABLE
                                         (In Dollars)

Name and                                                                 Other
Principal                Fiscal                                Option    Compen-
Position                 Year     Salary   Bonus    Other(2)   Awards(3) sation(4) Total
___________              _____   _______  ______   ______     _______    _________ _______
John H. Freeman (1)      2008          0       0        0           0         0          0
President and Chief      2007          0       0        0           0         0          0
Executive Officer        2006          0       0        0           0         0          0

Mark E. Maddocks         2008    196,424   5,000    7,800      14,480    10,747    234,451
Vice President-Finance,  2007    190,424       0    7,800      16,400    11,282    225,906
Chief Financial Officer  2006    181,376       0    7,800      26,732    11,092    227,000

Jeffrey H. Duncan        2008    194,032   5,000    7,800      14,480    10,614    231,926
Vice President-          2007    188,032       0    7,800      16,400    11,139    223,371
Manufacturing and        2006    179,088       0    7,800      26,732    10,745    224,365
Engineering

Anthony Pawlik           2008    215,000(5)    0    7,800      14,480     4,570    241,850
Vice President-Sales     2007    185,000(6)    0    7,800      16,400     2,466    211,666
                         2006     46,154       0    2,600     148,000       173    196,927

Anthony M Lougee         2008    120,000   2,500        0       6,335     6,571    135,406
Controller               2007    115,000       0        0       7,000     6,869    128,869
                         2006    110,000       0        0      11,410     6,582    127,882

Robert V. Tarantino (1)  2008    300,000  12,000    7,800      14,480    14,299    348,579
President and Chief      2007    276,327       0    7,800      24,000    15,221    323,348
Executive Officer        2006    275,000       0    7,800      39,120    14,000    335,920

__________________
(1) On May 7, 2008, John H. Freeman succeeded Robert V. Tarantino as President and Chief
Executive Officer.  Mr. Tarantino retired effective that date and is no longer an executive officer of the Company.  Mr. Freeman's current compensation is disclosed under the section entitled EMPLOYMENT AGREEMENTS.
(2) Automobile allowances.
(3) We measure the fair value of stock options using the Black-Scholes option pricing model based upon the market price of the underlying common stock as of the date of grant, reduced by the present value of estimated future dividends, using an expected quarterly dividend rate of $0.06 and risk-free interest rates ranging from 3.0% to 5.0%.  For fiscal year's
2008, 2007 and 2006 option values calculated using this model are $1.81, $2.00 and $3.18 per share, respectively.
(4) Payments by the Company to a plan trustee under the Company's Savings and Investment
Retirement Plan, a 401(k) plan. The Company does not have a pension plan.
(5) Consists of salary of $165,000 and commissions of $50,000.
(6) Consists of salary of $150,000 and commissions of $35,000.

                                     8






                           GRANTS OF PLAN-BASED AWARDS (1)

                         Grant       Option     Exercise   Grant
Name                     Date        Awards(2)  Price(3)   Date
                                                           Value(4)
____________________     ________    _______    _______    ________

John H. Freeman(5)       9/27/2007     8,000     $3.33      $14,480

Mark E. Maddocks         9/27/2007     8,000     $3.33      $14,480

Jeffrey H. Duncan        9/27/2007     8,000     $3.33      $14,480

Tony Pawlik              9/27/2007     8,000     $3.33      $14,480

Anthony M. Lougee        9/27/2007     3,500     $3.33      $ 6,335

Robert V. Tarantino      9/27/2007     8,000     $3.33      $14,480


___________________
(1) The Company does not have any Equity Incentive Plan other than its 2001 Stock Option Plan and does not have a Non Equity Incentive Plan other than the bonus pool. The size of grants under the 2001 Stock Option Plan and the bonus pool are not predetermined in accordance with an incentive award.
(2) Granted under the 2001 Stock Plan. All of these options become exercisable one year after the date of grant and expire five years from the date of grant.
(3) Closing market price on the date of grant.
(4) Computed in accordance with SFAS 123R (see assumptions set forth under the Summary Compensation table).
(5) Mr. Freeman's option awards were granted when he was a non-employee director of the Company.


Narrative Description of Summary Compensation

     Salary and bonus constituted 88% of total compensation for the named executive officers in fiscal 2008. Options granted in fiscal 2008 were five year options exercisable one year after the date of grant at an exercise price equal to the closing market price of the Company's common stock on the date of grant. No dividends are paid or accrued with respect to options for the benefit of employees prior to the date of option exercise.

                                     9


Outstanding Options

     The following table sets forth information concerning outstanding stock options at the fiscal year-end, April 30, 2008.

                       OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

           Number of          Number of
           Securities         Securities
           Underlying         Underlying
           Unexercised        Unexercised      Option          Option
           Options            Options          Exercise        Expiration
Name       Exercisable        Unexercisable    Price($)        Date

John H. Freeman (1)
     2005    6,000                0            6.42            09/14/2010
     2006    8,000                0            4.70            09/13/2011
     2007(2)   0                8,000          3.33            09/27/2012




Mark E. Maddocks
     2001   10,000                0            7.98            11/26/2011
     2002    8,200                0            2.99            09/18/2012
     2003    8,200                0            4.09            09/17/2013
     2004    8,200                0            6.75            09/15/2009
     2005    8,200                0            6.63            09/14/2010
     2006    8,200                0            4.70            09/13/2011
     2007(2)   0                8,000          3.33            09/27/2012

Jeffrey H. Duncan
     2001    8,200                0            7.98            11/26/2011
     2002    8,200                0            2.99            09/18/2012
     2003    8,200                0            4.09            09/17/2013
     2004    8,200                0            6.75            09/15/2009
     2005    8,200                0            6.63            09/14/2010
     2006    8,200                0            4.70            09/13/2011
     2007(2)   0                8,000          3.33            09/27/2012


Anthony Pawlik
Feb. 2006(3)20,000             30,000          5.14            02/23/2016
Sept.2006    8,200                0            4.70            09/13/2011
     2007(2)   0                8,000          3.33            09/27/2012

Anthony M. Lougee
     1999    6,000                0            6.00            06/09/2009
     2001    2,500                0            7.98            11/26/2011
     2002    1,875                0            2.99            09/18/2012
     2003    2,500                0            4.09            09/17/2013
     2004    2,500                0            6.75            09/15/2009
     2005    3,500                0            6.63            09/14/2010
     2006    3,500                0            4.70            09/13/2011
     2007(2)   0                3,500          3.33            09/27/2012

Robert V. Tarantino
     2001   12,800                0            7.98            11/26/2011
     2002   12,800                0            2.99            09/18/2012
     2003   12,000                0            4.09            09/17/2013
     2004   12,000                0            6.75            09/15/2009
     2005   12,000                0            6.63            09/14/2010
     2006   12,000                0            4.70            09/13/2011
     2007(2)   0                8,000          3.33            09/27/2012

                                     10

_______________
(1) Mr. Freeman's option awards were granted when he was a non-employee director of the Company.
(2) Since 2003 options granted have been five year options which became exercisable at the end of the first year. The 2007 options vest on September 27, 2008.
(3) This option for 50,000 shares was granted shortly after Mr. Pawlik was hired. It is a ten year option which became exercisable in five equal installments at the end of the first, second, third, fourth and fifth years.

Option Exercises

     The following table provides information concerning stock option exercises by named executive officers during the fiscal year ended April 30, 2008:

                                        OPTION EXERCISES (1)


                        Number of          Value
                        Shares Acquired    Received
     Name               on Exercise        on Exercise
     ____               _______________    ____________

John H. Freeman                  __               __

Mark E. Maddocks                 __               __

Jeffrey H. Duncan (2)        64,773          $ 43,835

Anthony Pawlik                   __               __

Anthony M. Lougee                __               __

Robert V. Tarantino         213,991          $174,756
_______________

(1)  The Company does not have a Stock Award Plan.

(2) On October 30, 2007, the Company repurchased 85,227 of stock options previously issued to Mr. Duncan for $31,321. The purchase price was $0.3675 per option (the difference between the closing price of the Company's common stock on that date, less the exercise price of the repurchased options).


                                     11


                  EQUITY COMPENSATION PLAN INFORMATION AT APRIL 30, 2008

Plan Category           Number of Securities     Weighted-average     Number of securities
                        to be issued upon        exercise price of    remaining available
                        exercise of              outstanding options, for future issuance
                        outstanding options      warrants and rights  under equity compen-
                                                                      sation plans (exclud-
                                                                      ing securities re-
                                                                      flected in column (a))
                        (a)                      (b)                  (c)
______________________  _______________________  ____________________  _____________________

Equity compensation
plans approved by
security holders             899,000              $5.69               1,151,902


Equity compensation
plans not approved by
security holders                   0                -                         0


Total                        899,000              $5.69               1,151,902




                                 EMPLOYMENT AGREEMENTS


     On May 7, 2008, the Company's Board of Directors appointed John H. Freeman, to the position of President and Chief Executive Officer of the Company. The Board of Directors agreed to hire Mr. Freeman as President and Chief Executive Officer for a term of one year, with automatic renewal terms of one year each. Mr. Freeman's base salary is $275,000 annually. He is eligible biannually for a bonus of up to 50% of his base salary, as determined by a review of the Company's Compensation Committee, and also for a year-end bonus at the conclusion of the fiscal year if his performance exceeds expectations. Mr. Freeman receives three weeks paid vacation and is entitled to participate in any of the Company's present and future life insurance, disability insurance, health insurance, pension retirement and similar plans as well.

     The Board of Directors hired Mr. Freeman based on the agreement that he accepts certain non-solicitation, non-competition and non-disparagement restrictions.

     On May 7, 2008, the Company's Board of Directors granted Mr. Freeman an option to purchase 150,000 shares of Dataram common stock, at the price of $3.20 per share, the closing market price on May 7, 2008. Options to purchase the first 37,500 shares become exercisable on November 7, 2008, and options to purchase an additional 37,500 shares become exercisable on each of May 7, 2009, November 7, 2009, and May 7, 2010. These options expire on May 7, 2018.

     Mark E. Maddocks and Jeffrey H. Duncan entered into similar Employment Agreements with the Company as of February 1, 2005. Each agreement continues on a year to year basis until terminated by the Company on thirty
(30) days notice before April 30th of each year. The current base compensation under these agreements for Mr. Maddocks is $201,424, and for Mr. Duncan is $199,032, which is subject to annual review by the Board of Directors. In addition, executives will receive a bonus based upon a formula which shall be reviewed and approved annually by the Board of Directors. The Employment Agreements may be terminated by the Company for cause and expire upon the death or six months after the onset of the disability of the executive. In the event of termination or non-renewal, the executive is entitled to one year's base salary at the current rate plus a pro rata bonus for the current year. The Employment Agreements contain terms concerning confidentiality, post-employment restrictions on competition and non-solicitation of Company employees.

                                     12




              COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Securities and Exchange Commission rules regarding disclosure of executive compensation require proxy statement disclosure of specified information regarding certain relationships of members of the Company's Board of Directors with the Company or certain other entities. None of the members of the Corporation's Board of Directors has a relationship requiring such disclosure, except that Mr. Riley was an executive officer of the Company prior to his retirement in 1995.


                              RATIFICATION OF THE SELECTION OF
                          INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has selected
J.H. Cohn LLP as the independent certified public accountants to the Company for the fiscal year ending April 30, 2009. The holders of Common Stock are asked to ratify this selection. J.H. Cohn LLP has served the Company in this capacity since October of 2005. If the shareholders fail to ratify this selection of J.H. Cohn LLP, the Audit Committee will reconsider its action in light of the shareholder vote.

     The Company has been advised by J.H. Cohn LLP that representatives of that firm are expected to be present at the Annual Meeting of Shareholders. These representatives will have the opportunity to make a statement, if they so desire, and will also be available to respond to appropriate questions from shareholders.

                           PRINCIPAL ACCOUNTANTS FEES AND SERVICES

     The following table sets forth the aggregate fees billed to the Company for the last two fiscal years by the Company's independent accounting firm J.H. Cohn LLP for professional services:
                                           2008          2007
                                       _________      ________


   Audit fees                          $ 102,900     $  93,600

   Audit related fees (1)                 11,000        10,000

   Tax fees(2)                            11,000        12,500

   All other fees (3)                      5,000             0

   Total fees                          $ 129,900      $116,100
______________
(1) Consists principally of the audit of the financial statements of the Company's employee benefit plan.
(2) Consists principally of fees for tax consultation and tax compliance services, including foreign jurisdictions.
(3) Consists principally of consultations regarding compliance with the Sarbanes-Oxley Act.

      All non-audit fees of an auditor must be pre-approved by the Audit Committee of the Board of Directors unless the amount is less than 5% of the amount of revenues to the auditor in the previous fiscal year or was not regarded as a non-audit fee at the time it was contracted for. In either event, the fee must be submitted to the Audit Committee for its approval before the completion of the audit. In the previous fiscal year, all Audit Related Fees, all Tax Fees and all Other Fees were pre-approved by the Audit Committee pursuant to this policy.

                                     13


                     REPORT OF THE AUDIT COMMITTEE

     Pre-approval by the Audit Committee of all non-audit services performed by the Company's independent accountants is now required by law. Where urgent action is required, the Chairman of the Committee may give this approval subject to confirmation of this decision by the full Committee at its next meeting.

     The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended April 30, 2008 with management.

     The Audit Committee has discussed with J.H. Cohn LLP the matters required to be discussed in Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1 AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T).

     The Audit Committee has received the written disclosures and the letter from J.H. Cohn LLP required by Independence Standards Board Standard No. 1 ("Independence Standards Board Standard No 1., Independence Discussion with Audit Committee, as adopted by the Public Company Accounting Oversight
Board in Rule 3200T), as amended, and has discussed with J.H. Cohn LLP that firm's independence from the Company.

     Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2008 for filing with the Securities and Exchange Commission.

                            Audit Committee

                          Thomas A. Majewski, Chairman
                          Bernard L. Riley
                          Roger C. Cady
                          Rose Ann Giordano


THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS, AND, UNLESS A SHAREHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE APPOINTEES NAMED THEREON INTEND SO TO VOTE.

                                OTHER MATTERS

     Should any other matter or business be brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the proxy holder. The Company does not know of any such other matter or business.

           PROPOSALS OF SECURITY HOLDERS AT 2009 ANNUAL MEETING

     Any shareholder wishing to present a proposal which is intended to be presented at the 2009 Annual Meeting of Shareholders should submit such proposal to the Company at its principal executive offices no later than April 17, 2009. It is suggested that any proposals be sent by certified mail, return receipt requested.

                                     14

                             BOARD OF DIRECTORS

     The Board of Directors has a process for shareholders to communicate with directors. Shareholders should write to the President at the Company's mailing address and specifically request that a copy of the letter be distributed to a particular board member or to all board members. Where no such specific request is made, the letter will be distributed to board members if material, in the judgment of the President, to matters on the Board's agenda.

     The Board of Directors of the Company met five times during the last fiscal year. It is the policy of the board that all members will attend the Annual Meeting of Shareholders and all members of the board attended last year's meeting.

     The Board of Directors has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, whose members are Thomas A. Majewski, Bernard L. Riley, Roger
C. Cady and Rose Ann Giordano. This Committee met four times during the last fiscal year. The principal functions of the Audit Committee are evaluation of work of the auditors, review of the accounting principles used in preparing the annual financial statements, review of internal controls and procedures and approval of all audit and non-audit services of the auditor. The Company's Board of Directors has adopted a written charter for the Audit Committee which may be viewed at the Company's website, www.dataram.com. Each member of the Audit Committee is "independent" within the meaning of the NASDAQ listing standards. The Board of Directors has determined that Mr. Riley is a "financial expert" within the meaning of those standards and an "audit committee financial expert" within the meaning of Item 401(h) of SEC Regulation S-K and is "independent" as that term is used in Item 7(d)(3)(iv) of Schedule 14A of the Proxy Rules.

     The Board of Directors has a standing Compensation Committee whose members are Thomas A. Majewski, Roger C. Cady, Bernard L. Riley, Rose Ann Giordano, all of whom are "independent" within the meaning of the NASDAQ listing standards. This committee relies upon the advice of the Company's chief executive officer who makes recommendations both concerning director compensation and the compensation of other executive officers. This Committee met once during the past fiscal year. The principal functions of the Compensation Committee are to recommend to the Board of Directors the compensation of directors and the executive officers and to establish and administer various compensation plans, including the stock option plan. The Compensation Committee does not have a written charter.

     The Board of Directors has a standing Nominating Committee whose members are Thomas A. Majewski, Roger C. Cady, Bernard L. Riley, Rose Ann Giordano, all of whom are "independent" with the meaning of the NASDAQ listing standards. This Committee met once during the past fiscal year.
The principal function of this Committee is the recommendation to the Board of Directors of new members of the Board of Directors. The members of the Nominating Committee are "independent" within the meaning of the NASDAQ listings standards. The Board of Directors has adopted a charter for Nominating Committee and may be viewed at the Company's website, www.dataram.com. In years in which the Board considers that the selection of a new director would be desirable, the Nominating Committee solicits recommendations from the directors and the executive officers. The Nominating Committee will also consider recommendations made by shareholders. From these recommendations, the committee selects a small group to be interviewed. The Nominating Committee then makes a recommendation to the full board. Shareholders desiring to make such recommendations should write directly to the Committee at the Company's executive offices at P.O. Box 7528, Princeton, New Jersey 08543-7528.

                                     15

                                 DIRECTORS COMPENSATION

     The following table sets forth information concerning non-employee director compensation during the fiscal year ended April 30, 2008:

                      Fees             Option        All
Name                  Earned(1)        Awards(2)     Other      Total
__________________    ______________  ___________    ______     ________

Thomas A. Majewski     $24,000          14,480          0       $38,480

Rodger C. Cady         $24,000          14,480          0       $38,480

Bernard Riley          $24,000          14,480          0       $38,480

Rose Ann Giordano      $24,000          14,480          0       $38,480

John H. Freeman(3)     $24,000          14,480          0       $38,480
_______________
(1) All directors' fees, except for option awards, are paid in cash in the year earned.
(2) As determined in accordance with SFAS 123R (see assumptions in Summary Compensation Table).
(3) On May 7, 2008, Mr. Freeman was appointed President and Chief Executive Officer of the Company. During the fiscal year ended April 30, 2008, Mr. Freeman was a non-employee director of the Company.




     Directors who are not employees of the Company receive a quarterly payment of $6,000. During fiscal 2008 each received five year options to purchase 8,000 shares of the Common Stock of the Company at $3.33, the closing market value of the Common Stock at the date of grant. All of these options become exercisable on September 27, 2008, one year from the date of grant.


           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Securities and Exchange Commission requires that the Company report to shareholders the compliance of directors, executive officers and 10% beneficial owners with Section 16(a) of the Securities Exchange Act of 1934, as amended. This provision requires that such persons report on a current basis most acquisitions or dispositions of the Company's securities. Based upon information submitted to the Company, all directors, executive officers and 10% beneficial owners have fully complied with such requirements during the past fiscal year.

                                     16

                               MISCELLANEOUS

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy, including broker solicitation fees and accountants' and attorneys' fees in connection therewith, will be borne by the Company. The amount is expected to be the amount normally expended for a solicitation for an election of directors in the absence of a contest and costs represented by salaries and wages of regular employees and officers. Solicitation of proxies will be made by mail, but regular employees may solicit proxies by telephone or otherwise.

     Please date, sign and return the accompanying proxy at your earliest convenience. No postage is required for mailing in the United States.

     Financial information concerning the Company is set forth in the Company's 2008 Annual Report to Security Holders, which is enclosed.

     By Order of the Board of Directors

                                                         THOMAS J. BITAR,
                                                                Secretary



                      ANNUAL REPORT ON FORM 10-K

     Upon the written request of a shareholder, the Company will provide, without charge, a copy of its Annual Report on Form 10-K for the year ended April 30, 2008, including the financial statements and schedules and documents incorporated by reference therein but without exhibits thereto, as filed with the Securities and Exchange Commission. The Company will furnish any exhibit to the Annual Report on Form 10-K to any shareholder upon request and upon payment of a fee equal to the Company's reasonable expenses in furnishing such exhibit. All requests for the Annual Report on Form 10-K or its exhibits should be addressed to Vice President - Finance, Dataram Corporation, P.O. Box 7528, Princeton, New Jersey 08543-7528.

                                     17


                      DATARAM CORPORATION
         P.O. Box 7528, Princeton, New Jersey  08543-7528

PROXY SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

The undersigned hereby appoints and constitutes John H. Freeman and Thomas
J. Bitar, and each of them, attorneys and proxies for the undersigned, with full power of substitution to vote as if the undersigned were personally present at the Annual Meeting of the Shareholders of Dataram Corporation (the "Company") to be held at the Company's corporate headquarters at 186 Princeton Road (Route 571), West Windsor, New Jersey, on Thursday, September 25, 2008 at 2 o'clock in the afternoon and at all adjournments thereof, the shares of stock of said Company registered in the name of the undersigned. The undersigned instructs all such proxies to vote such shares as follows upon the following matters, which are described more fully in the accompanying proxy statement:
I authorize and instruct my Proxy to:

1. VOTE FOR____ all nominees for the Company's Board of Directors listed below; except that I WITHHOLD AUTHORITY for the following nominees (if any)

John H. Freeman __ Roger C. Cady __ Rose Ann Giordano __ Thomas A. Majewski __

    VOTE WITHHELD____  from all nominees.

2. VOTE FOR____    AGAINST____   ABSTAIN____   ratification of the selection
of J.H. Cohn, LLP to be the independent auditors of the Company for the fiscal year ending April 30, 2009.

3. In their discretion, to vote upon such other business as may properly come before the meeting and all adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by
                          President or other authorized officer.
                          If a partnership, please sign in
                          partnership name by authorized person.

                          Signature


                          Signature if held jointly

                          Dated                         2008

                          PLEASE MARK, SIGN, DATE AND RETURN THE
                          PROXY CARD PROMPTLY USING THE ENCLOSED
                          ENVELOPE.